UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
March 12, 2010
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15149 (Commission File Number)	42-0991521 (IRS Employer Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     Effective March 12, 2010, the Company’s Board of Directors amended, in part, Article II, Section 9 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to conform more closely to the Delaware General Corporation Law. The first sentence of the third paragraph of Article II, Section 9 has been deleted in its entirety and replaced with the following:
At each meeting of the stockholders, all matters, other than the election of directors, submitted to the stockholders at any meeting (except as otherwise required by the rules and regulations of the New York Stock Exchange, law or the Certificate of Incorporation or these Bylaws) shall be decided by the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote thereon.
     The foregoing summary of the changes to the Bylaws is subject to, and qualified in its entirety by reference to, the complete text of the Amended and Restated Bylaws of Lennox International Inc., as amended effective March 12, 2010, attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Bylaws of Lennox International Inc., as amended effective March 12, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: March 15, 2010	By:	/s/ John D. Torres
		Name:	John D. Torres
		Title:	Corporate Secretary

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